Zymergen Reports Preliminary Third Quarter 2021 Financial Results and Provides Business Update

Emeryville, Calif., November 3, 2021 – Zymergen Inc. (“Zymergen” or the “Company”), a leading biofacturing company, today reported preliminary financial results for the third quarter ended September 30, 2021.

Since the previous business update in August, the Company has reviewed potential market opportunities and its related portfolio, using a rigorous evaluation process applied to current and potential market segments. As a result of this review, the Company will focus on a smaller number of programs that it believes capitalize on its capabilities and provide clear commercial opportunities.

Accordingly, several programs will be discontinued, including:
•The electronics film programs, with the exception of ZYM0101, which is being developed in partnership with Sumitomo Chemical. Emerging data on the market segment being targeted with Hyaline and other electronics films indicates a smaller near-term opportunity than previously expected
•The consumer care programs, including insect repellent, ZYM0201. Based on the portfolio review, the costs of customer acquisition with a direct-to-consumer model were prohibitive and, in the case of ZYM0201, it could not be produced and distributed at a price point competitive with incumbent products.

As a result of these changes, the Company eliminated approximately 220 positions across a variety of levels and functions. These decisions, along with a reduction in related overhead spending, are expected to slow the Company’s cash burn rate sufficiently to operate to the middle of 2023 with cash on hand.

As part of the portfolio review, two programs in the healthcare market have been promoted: one for development of key enzymes used in vaccine production, and a second in drug discovery, both of which build on previously existing programs and leverage core company capabilities. The Company has also continued to see success with its work in agriculture, particularly with a flagship program on nitrogen fixation where it is working with a partner, and is still evaluating other programs that are in early concept stages.

“We have made significant progress on a number of the objectives we laid out in our August update, including a review and focusing of our portfolio, strengthening our Commercial organization, our product development and launch process, and extending our cash runway,” said acting Zymergen CEO, Jay Flatley. “We are pleased with our progress and remain focused on our strategy of pursuing continuous launches of breakthrough products.”

Preliminary Third Quarter 2021 Financial Results
Total revenue for the third quarter of 2021 was $4.1 million, all relating to R&D service agreements and collaboration revenue. Total operating expenses for the third quarter of 2021 were $99.3 million, including total restructuring charges of $21.2 million and a reversal of accrued performance bonuses of approximately $9.4 million. Net loss in the third quarter of 2021 was $98.2 million.

Cash and cash equivalents were $496.2 million as of September 30, 2021, excluding restricted cash of $10.8 million.

The financial results presented in this press release are preliminary, estimated and unaudited. They are subject to the completion and finalization of Zymergen’s financial and accounting closing procedures. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with GAAP. There is a possibility that Zymergen’s third quarter financial results could vary materially from these preliminary estimates. Accordingly, you should not place undue reliance upon this preliminary information.

Additional information regarding the Company’s third quarter 2021 financial results will be available in the Company’s Form 10-Q, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Webcast Information
Zymergen will host a conference call to discuss the preliminary third quarter 2021 financial results after market close on Wednesday, November 3, 2021, at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investors.zymergen.com/

About Zymergen
Zymergen is a biofacturing company using biology to reimagine the world. Zymergen partners with nature to design, develop and manufacture bio-based breakthrough products that can deliver value to customers in a broad range of industries. A unique combination of biology, chemistry, software and automation enables the company to design and create new materials.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements in this press release, include but are not limited to statements regarding the Company’s preliminary financial results, focusing of the Company’s portfolio, strengthening of the Company’s Commercial organization and launch process, reducing the Company’s costs sufficiently to support its operations to the middle of 2023 with cash on hand, the Company’s ability to capitalize on its core capabilities and the alignment of its product portfolio to such capabilities, the commercial opportunities on which the Company is focused and the Company’s ability to execute on such opportunities, including opportunities in the healthcare market, and the Company’s strategy of pursuing continuous launches of breakthrough products. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to, risks relating to the Company’s ability to successfully commercialize or generate revenue from its products; the Company’s ability to develop or execute on its new strategic plan; the Company’s ability to reduce its operating costs and extend its cash runway; and material differences between the Company’s actual financial results and the preliminary financial results presented herein. These and other risks are described more fully in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and other documents the Company subsequently files with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact
Carrie Mendivil/Mary Kate McDonough
investors@zymergen.com

Media Contact
Mike Dulin
mdulin@zymergen.com
502-777-2029

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$4,082	$3,208	$13,704	$7,378
Operating expenses:
Cost of service revenue	17,179	21,047	60,138	63,721
Research and development	39,073	21,703	129,036	60,986
Sales and marketing	3,977	4,354	18,753	14,477
General and administrative	17,906	14,410	60,898	44,713
Restructuring charges	21,193	—	21,193	—
Total operating expenses	99,328	61,514	290,018	183,897
Loss from operations	(95,246)	(58,306)	(276,314)	(176,519)
Other income (expense):
Interest income	7	32	62	451
Interest and other expense	(3,008)	(3,538)	(7,421)	(10,630)
Total other expense	(3,001)	(3,506)	(7,359)	(10,179)
Loss before income taxes	(98,247)	(61,812)	(283,673)	(186,698)
(Provision for) benefit from income taxes	18	(4)	26	102
Net loss	$(98,229)	$(61,816)	$(283,647)	$(186,596)
Net loss per share attributable to common stockholders, basic	$(0.96)	$(4.92)	$(4.39)	$(15.47)
Net loss per share attributable to common stockholders, diluted	$(0.96)	$(4.92)	$(4.40)	$(15.47)
Weighted-average shares used in computing net loss per share to common stockholders, basic	102,337,242	12,559,912	64,662,332	12,058,855
Weighted-average shares used in computing net loss per share to common stockholders, diluted	102,337,242	12,559,912	64,812,356	12,058,855

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$496,247	$210,205
Accounts receivable, billed and unbilled	2,625	4,175
Inventory	6,210	4,969
Other current assets	11,482	9,225
Total current assets	516,564	228,574
Property and equipment, net	54,572	48,718
Goodwill	33,841	11,604
Intangible assets, net	9,153	4,790
Other assets	13,206	11,235
Total assets	$627,336	$304,921
LIABILITIES AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable, accrued and other liabilities	$37,017	$38,985
Short-term debt, net	80,221	79,331
Other current liabilities	3,414	3,142
Total current liabilities	120,652	121,458
Warrant liabilities	—	14,231
Other long-term liabilities	29,868	12,170
Total liabilities	150,520	147,859
Convertible preferred stock	—	900,798
Total stockholders' equity (deficit)	476,816	(743,736)
Total liabilities and convertible preferred stock and stockholders' equity (deficit)	$627,336	$304,921